TERMINATION OF AGREEMENTS TO
                          ----------------------------
                        PURCHASE THE STOCK AND ASSETS OF
                        --------------------------------
                        HMGT OF CORPUS CHRISTI, INC. AND
                        --------------------------------
                             DESAI ENTERPRISES, INC.
                             -----------------------

         This Termination of Agreements to Purchase the Stock and Assets of HMGT of Corpus Christi, Inc. and Desai Enterprises, Inc. (the "Termination Agreement") is entered into by and among Ameri-First Financial Group, Inc. ("AMFR") and Amerand Corporation ("Amerand").

                                    Recitals
                                    --------

         WHEREAS, on August 1, 2000, the parties hereto entered into that certain Purchase Agreement and that certain Stock Purchase Agreement (there being one agreement for the purchase of the stock of HMGT of Corpus Christi, Inc. and one agreement for the purchase of the stock of Desai Enterprises, Inc.) whereby AMFR was to purchase the stock and assets of HMGT Corpus Christi, Inc. and Desai Enterprises, Inc. from Amerand Corporation(the "Stock Purchase Agreements"); and

         WHEREAS, Amerand and AMFR desire to terminate the Stock Purchase Agreements.

         NOW, THEREFORE, in consideration of the foregoing premises, the parties intend by the execution of this Termination Agreement, to completely and totally terminate the Stock Purchase Agreements and agree as follows:

                                    Agreement
                                    ---------

         1.       Termination of Stock Purchase Agreements. By execution of this
Termination   Agreement,   the  parties  hereto  terminate  the  Stock  Purchase
Agreements.

         2. Termination of Obligations. By execution of this Termination Agreement, the parties hereto represent, acknowledge, and agree that the termination of the Stock Purchase Agreements concludes, terminates, and ends all obligations of the parties to each other that relate in any way to the Stock Purchase Agreements and/or the property referenced in said Stock Purchase Agreements.

         3. Waiver of Any and All Claims. By execution of this Termination Agreement, the parties hereto represent, acknowledge, and agree that they hereby waive any and all claims to or for compensation or interest in and to the property referenced in the Stock Purchase Agreements. All consideration paid in relation to the Stock Purchase Agreements shall be retained by Purchaser as an offset for, and as additional consideration for, the obligations and amounts due pursuant to that certain Mutual Release, Compromise, and Settlement Agreement by and between Amerand Corporation, HomeGate Corporation, Wilkerson Consulting, Inc. and VPS I, L.P., as Plaintiffs, and Ameri-First Financial Group, Inc., Ameri-First Securities, Inc., Ameri-First Financial Corporation, Ameri-First Holdings, Inc., Jeffrey C. Bruteyn, James N. Chatham II, Louis Dunklin, Nelson Terry and Dennis Bowden, as Defendants.



TERMINATION OF AGREEMENT - Page 1
------------------------

         4. Release of AMFR. Upon the full execution of this Termination Agreement by the parties, Amerand hereby releases AMFR (and its employees, agents, attorneys, heirs, successors, and assigns, as applicable) of and from any claims of any type whatsoever, whether known or unknown, which Amerand has or may claim to have against AMFR, arising out of any event, occurrence, or circumstance, up to and through the date of the signing of this Termination Agreement, including, but not limited to, claims relating to the Stock Purchase Agreements.

         5. Release of Amerand. Upon the full execution of this Termination Agreement by the parties, AMFR hereby releases Amerand (and their shareholders, directors, officers, employees, agents, attorneys, heirs, successors, and assigns, as applicable) of and from any claims of any type whatsoever, whether known or unknown, which AMFR has or may claim to have against Amerand, arising out of any event, occurrence, or circumstance, up to and through the date of the signing of this Termination Agreement, including, but not limited to, claims relating to the Stock Purchase Agreements.

         6. Knowledge of Effect of Termination Agreement. The parties acknowledge, represent, and warrant that they have read this Termination Agreement and that they are fully aware of the nature and effect of the provisions set out in this Termination Agreement, and the parties acknowledge without reservation that they fully understand and consent to all the terms of this Termination Agreement. The parties further warrant that they fully understand this Termination Agreement to be a complete, total, and final termination of the Stock Purchase Agreements and that by the execution of this Termination Agreement, they waive any and all claims to or for compensation or an interest in and to the property referenced in the Stock Purchase Agreements. The parties warrant and represent that each executes this Termination Agreement with proper authority, corporate or otherwise, and without reliance on any representations of any kind not specifically set forth herein.

         7. Form and Law Governing This Termination Agreement. This Termination Agreement is entered into and performable in Dallas County, Texas, and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of Texas.

         8. Multiple Counterparts. This Termination Agreement may be executed in any number of counterparts, each copy of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9. Amendments. This Termination Agreement may not be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the parties against whom the enforcement of the change, waiver, discharge, or termination is sought.



TERMINATION OF AGREEMENT - Page 2
------------------------

EXECUTED to be effective as of November 1, 2000.

AMERI-FIRST FINANCIAL GROUP, INC.,              AMERAND CORPORATION,
a Nevada corporation                            a Delaware corporation


By:  /s/ Jeffrey C. Bruteyn                     By:  /s/ Gary W. Bell
   -------------------------------                 ----------------------------
    Jeffrey C. Bruteyn, CEO                         Gary W. Bell, President













TERMINATION OF AGREEMENT - Page 3
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